Exhibit 99.1

Waystar Reports Third Quarter 2024 Results

Revenue growth of 22% year-over-year

Net income of $5.4 million and non-GAAP net income of $25.3 million

Net income margin of 2%; Adjusted EBITDA margin of 40%

LEHI, Utah and LOUISVILLE, Ky., November 6, 2024 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the three-month period ended September 30, 2024.

“Waystar delivered another quarter of strong top-line growth,” said Matt Hawkins, Chief Executive Officer of Waystar. “Our revenue reached $240 million, representing 22% year-over-year growth, an acceleration from our 20% growth last quarter. As providers prioritize ways to get paid faster and more efficiently, we are investing in AI-driven automation across our cloud-based software platform to drive tangible client return on investment.”

Third Quarter 2024 Financial Highlights

•	Revenue of $240.1 million, up 22% year-over-year

•	Net income of $5.4 million, GAAP net income per share of $0.03, and net income margin of 2%

•	Non-GAAP net income of $25.3 million and non-GAAP net income per diluted share of $0.14

•	Adjusted EBITDA of $96.7 million and Adjusted EBITDA margin of 40%

•	Cash flow from operations of $79 million and Unlevered Free Cash Flow of $89 million

Key Metrics and Revenue Disaggregation

•	1,173 clients contributed over $100,000 in LTM revenue, up 14% year-over-year

•	A net revenue retention rate (NRR) of 109%

•	Subscription revenue of $118.0 million, up 16% year-over-year

•	Volume-based revenue of $120.7 million, up 28% year-over-year

Financial Outlook

As of November 6, 2024, Waystar provides the following guidance for its full fiscal year 2024.1

•	Total revenue is expected to be between $926 million and $934 million

•	Adjusted EBITDA is expected to be between $374 million and $378 million

•	Non-GAAP net income is expected to be between $47 million and $50 million

•	Diluted non-GAAP net income per share is expected to be between $0.30 and $0.32

Webcast Information

Waystar's financial results will be discussed on a conference call scheduled at 4:30 p.m. Eastern Standard Time today, November 6, 2024. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K filed November 6, 2024 can be accessed on the Investor Relations page of the company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Non-GAAP Financial Measures

To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA and Adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

1 We have not reconciled the forward-looking Adjusted EBITDA, non- GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

The following non-GAAP financial measures and key performance metrics are defined below:

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss before interest expense, net income tax benefit, depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements, and IPO related costs. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We define non-GAAP net income as GAAP net income excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, IPO related costs, and costs related to amended debt agreements. The tax effects of the adjustments are calculated using a management-estimated annual effective non-GAAP tax rate of 21%.

We define non-GAAP net income per share as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share.

Unlevered Free Cash Flow

We define unlevered free cash flow as cash from operations plus cash interest expense less capital expenses.

Net Debt

We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents.

Adjusted Net Leverage Ratio

We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.

Key Performance Metrics

Net Revenue Retention Rate

Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.

Customer Count with >$100,000 of Revenue

We regularly monitor and review our count of clients who generate more than $100,000 of revenue.

Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2024, and future periods; anticipated future expenses and investments; our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2024.

The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes, or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform; the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our processing of personal information; reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; consumer protection laws and regulations; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act and anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; restrictive covenants in the agreements governing our credit facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; actions of certain of our significant investors, who may have different interests than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2024 and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.

Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.

About Waystar

Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 18 of 22 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 5 billion healthcare payment transactions, including over $1.2 trillion in annual gross claims and spanning approximately 50% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$240,112	$197,263	$699,447	$584,315
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	80,545	62,922	236,188	182,578
Sales and marketing	38,450	32,114	117,945	93,490
General and administrative	22,704	17,365	88,794	46,524
Research and development	11,082	8,972	37,303	25,548
Depreciation and amortization	60,185	43,675	148,635	131,780
Total operating expenses	212,966	165,048	628,865	479,920
Income from operations	27,146	32,215	70,582	104,395
Other expense
Interest expense	(17,752)	(50,755)	(122,759)	(147,047)
Related party interest expense	(707)	(1,655)	(3,425)	(6,010)
Income/(loss) before income taxes	8,687	(20,195)	(55,602)	(48,662)
Income tax expense/(benefit)	3,274	(4,709)	(17,398)	(11,743)
Net income/(loss)	$5,413	$(15,486)	$(38,204)	$(36,919)
Net income/(loss) per share:
Basic	$0.03	$(0.13)	$(0.27)	$(0.30)
Diluted	$0.03	$(0.13)	$(0.27)	$(0.30)
Weighted-average shares outstanding:
Basic	171,578,311	121,673,852	142,367,458	121,674,189
Diluted	176,181,511	121,673,852	142,367,458	121,674,189

Waystar

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share data)

(unaudited)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$127,125	$35,580
Restricted cash	17,222	9,848
Accounts receivable, net of allowance of $5,223 at September 30, 2024 and $5,335 at December 31, 2023	137,893	126,089
Income tax receivable	4,584	6,811
Prepaid expenses	14,294	13,296
Other current assets	4,315	30,426
Total current assets	305,433	222,050
Property, plant and equipment, net	48,017	61,259
Operating lease right-of-use assets, net	10,214	10,353
Intangible assets, net	1,069,696	1,186,936
Goodwill	3,019,826	3,030,013
Deferred costs	80,667	65,811
Other long-term assets	6,694	6,552
Total assets	$4,540,547	$4,582,974
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$47,840	$45,484
Accrued compensation	27,252	23,286
Aggregated funds payable	17,092	9,659
Other accrued expenses	11,521	10,923
Deferred revenue	10,201	10,935
Current portion of long-term debt	12,550	17,454
Related party current portion of long-term debt	359	529
Current portion of operating lease liabilities	5,412	4,398
Current portion of finance lease liabilities	882	821
Total current liabilities	133,109	123,489
Long-term liabilities
Deferred tax liability	101,294	174,480
Long-term debt, net, less current portion	1,189,630	2,134,920
Related party long-term debt, net, less current portion	32,125	64,758
Operating lease liabilities, net of current portion	12,881	14,278
Finance lease liabilities, net of current portion	11,522	12,194
Deferred revenue–LT	5,652	6,173
Other long-term liabilities	1,587	2,750
Total liabilities	1,487,800	2,533,042
Commitments and contingencies (Note 19)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 and zero shares authorized as of September 30, 2024 and December 31, 2023, respectively; zero shares issued or outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 and 227,000,000 shares authorized at September 30, 2024 and December 31, 2023, respectively; 172,086,129 and 121,679,902 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,721	1,217
Additional paid-in capital	3,290,813	2,234,688
Accumulated other comprehensive income (loss)	192	15,802
Accumulated deficit	(239,979)	(201,775)
Total stockholders’ equity	3,052,747	2,049,932
Total liabilities and stockholders’ equity	$4,540,547	$4,582,974

Waystar

Condensed Consolidated Statements of Cash Flows

(in thousands, except for share and per share data)

(unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(38,204)	$(36,919)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Depreciation and amortization	148,635	131,780
Stock-based compensation	47,400	6,505
Provision for bad debt expense	1,642	1,614
Loss on extinguishment of debt	20,277	—
Deferred income taxes	(57,984)	(47,126)
Amortization of debt discount and issuance costs	3,301	7,907
Other	(99)	—
Changes in:
Accounts receivable	(13,445)	(5,101)
Income tax refundable	2,227	(619)
Prepaid expenses and other current assets	(1,714)	(6,238)
Deferred costs	(14,389)	(10,586)
Other long-term assets	(515)	(33)
Accounts payable and accrued expenses	9,366	231
Deferred revenue	(1,256)	(257)
Operating lease right-of-use assets and lease liabilities	(244)	(1,199)
Other long-term liabilities	—	45
Net cash provided by operating activities	104,998	40,004
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(21,044)	(15,726)
Acquisitions, net of cash and cash equivalents acquired	—	(30,027)
Net cash used in investing activities	(21,044)	(45,753)
Cash flows from financing activities
Change in aggregated funds liability	7,433	458
Proceeds from equity offering, net of underwriting discounts	1,017,074	—
Payments of third-party IPO issuance costs	(3,372)	—
Repurchase of shares	(844)	(688)
Proceeds from exercise of common stock options	1,488	284
Proceeds from issuances of debt, net of creditor fees	545,209	—
Payments on debt	(1,550,002)	(13,487)
Third-party fees paid in connection with issuance of new debt	(1,410)	—
Finance lease liabilities paid	(611)	(599)
Net cash provided by (used in) financing activities	14,965	(14,032)
Increase in cash and cash equivalents during the period	98,919	(19,781)
Cash and cash equivalents and restricted cash–beginning of period	45,428	72,636
Cash and cash equivalents and restricted cash–end of period	$144,347	$52,855
Supplemental disclosures of cash flow information
Interest paid	$101,189	$143,685
Cash taxes paid (refunds received), net	38,558	36,654
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	586	(502)
Unpaid third-party IPO issuance costs	50	—
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	127,125	44,450)
Restricted cash	17,222	8,405
Total	144,347	52,855

Waystar

Reconciliation of Adjusted EBITDA

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income/(loss)	$5,413	$(15,486)	$(38,204)	$(36,919)
Interest expense	18,459	52,410	126,184	153,057
Income tax expense/(benefit)	3,274	(4,709)	(17,398)	(11,743)
Depreciation and amortization	60,185	43,675	148,635	131,780
Stock-based compensation expense	7,903	2,207	47,400	6,505
Acquisition and integration costs	188	1,342	696	3,236
Costs related to amended debt agreements	106	-	12,876	-
IPO related costs	109	1,551	2,114	1,554
Other (a)	1,040	-	1,040	-
Adjusted EBITDA	$96,677	$80,990	$283,343	$247,470

Revenue	240,112	197,263	699,447	584,315
Net income/(loss) margin	2.3%	(7.9)%	(5.5)%	(6.3)%
Adjusted EBITDA margin	40.3%	41.1%	40.5%	42.4%

(a)	Adjustments relate to additional lease costs due to the relocation of our Louisville office

Waystar

Reconciliation of Non-GAAP Operating Expenses

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of revenue (exclusive of depreciation and amortization expenses)	$80,545	$62,922	$236,188	$182,578
Less:
Stock-based compensation expense	(300)	(131)	(2,161)	(545)
Acquisition and integration costs	-	(58)	(31)	(58)
IPO related costs	(4)	-	(9)	-
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	$80,241	$62,733	$233,987	$181,975

Sales and marketing	$38,450	$32,114	$117,945	$93,490
Less:
Stock-based compensation expense	(1,587)	(444)	(10,958)	(1,386)
Acquisition and integration costs	-	(48)	-	(49)
IPO related costs	94	-	(141)	-
Sales and marketing, adjusted	$36,957	$31,622	$106,846	$92,055

General and administrative	$22,704	$17,365	$88,794	$46,524
Less:
Stock-based compensation expense	(4,832)	(1,276)	(27,043)	(3,630)
Acquisition and integration costs	(86)	(1,092)	(272)	(2,707)
Costs related to amended debt agreements	(106)	-	(12,876)	-
IPO related costs	(200)	(1,551)	(1,956)	(1,554)
Other (a)	(1,040)	-	(1,040)	-
General and administrative, adjusted	$16,440	$13,446	$45,607	$38,633

Research and development	$11,082	$8,972	$37,303	$25,548
Less:
Stock-based compensation expense	(1,184)	(356)	(7,238)	(944)
Acquisition and integration costs	(102)	(144)	(393)	(422)
IPO related costs	1	-	(8)	-
Research and development, adjusted	$9,797	$8,472	$29,664	$24,182

Depreciation and amortization	$60,185	$43,675	$148,635	$131,780
Less:
Other (a)	(15,776)	-	(15,776)	-
Depreciation and amortization, adjusted	$44,409	$43,675	$132,859	$131,780

Income tax expense/(benefit)	$3,274	$(4,709)	$(17,398)	$(11,743)
Tax effect of adjustments	5,276	1,071	16,779	2,372
Income tax expense/(benefit), adjusted	$8,550	$(3,638)	$(619)	$(9,371)

(a)	Adjustments relate to additional lease costs and accelerated depreciation due to the relocation of our Louisville office

Waystar
Reconciliation of Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income/(loss)	$5,413	$(15,486)	$(38,204)	$(36,919)
Stock-based compensation expense	7,903	2,207	47,400	6,505
Acquisition and integration costs	188	1,342	696	3,236
Costs related to amended debt agreements	106	-	12,876	-
IPO related costs	109	1,551	2,114	1,554
Other (a)	16,816	-	16,816	-
Tax effect of adjustments	(5,276)	(1,071)	(16,779)	(2,372)
Non-GAAP net income/(loss)	$25,259	$(11,457)	$24,919	$(27,996)

Non-GAAP net income/(loss) per share, basic	0.15	(0.09)	0.18	(0.23)
Non-GAAP net income/(loss) per share, diluted	0.14	(0.09)	0.17	(0.23)

Weighted-average shares used in computing basic non-GAAP net income/(loss) per share	171,578,311	121,673,852	142,367,458	121,674,189
Weighted-average shares used in computing diluted non-GAAP net income/(loss) per share	176,181,511	121,673,852	146,843,861	121,674,189

(a)	Adjustments relate to additional lease costs and accelerated depreciation due to the relocation of our Louisville office

Waystar
Reconciliation of Unlevered Free Cash Flow
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$78,818	$(10,447)	$104,998	$40,004
Interest paid	18,925	49,037	101,189	143,685
Purchase of property and equipment and capitalization of internally developed software costs	(8,616)	(6,244)	(21,044)	(15,726)
Unlevered free cash flow	$89,127	$32,346	$185,143	$167,963

Waystar
Reconciliation of Net Debt
(in thousands)
(unaudited)

	September 30, 2024		September 30, 2023
First lien term loan facility outstanding debt, current	$12,909		$17,983
First lien term loan facility outstanding debt, net of current portion	1,153,864		1,717,328
Second lien term loan facility outstanding debt	-		468,000
Receivables facility outstanding debt	80,000		50,000
Cash and cash equivalents	(127,125)		(44,450
Net debt	$1,119,648		$2,208,861

Trailing twelve months adjusted EBITDA	$369,587		$325,755

Adjusted gross leverage ratio	3.4	x	6.9	x
Adjusted net leverage ratio	3.0	x	6.8	x

Waystar
Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended				TTM
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2024
Net income/(loss)	$5,413	$(27,685)	$(15,932)	$(14,415)	$(52,619)
Interest expense	18,459	50,541	57,184	52,860	179,044
Income tax expense/(benefit)	3,274	(14,611)	(6,061)	(757)	(18,155)
Depreciation and amortization	60,185	44,276	44,174	44,686	193,321
Stock-based compensation expense	7,903	36,969	2,528	2,343	49,743
Acquisition and integration costs	188	206	302	711	1,407
Costs related to amended debt agreements	106	2,368	10,402	393	13,269
IPO related costs	109	1,841	164	423	2,537
Other (a)	1,040	-	-	-	1,040
Adjusted EBITDA	$96,677	$93,905	$92,761	$86,244	$369,587

(a)	Adjustments relate to additional lease costs due to the relocation of our Louisville office

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Kristin Lee
kristin.lee@waystar.com

Investor Contact

Sandy Draper

investors@waystar.com

502-238-9511